INSTRUCTIONS

TO

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

INCUBARA CAPITAL CORP.

(the “Company”)

1.All subscribers must complete all the information in the boxes on page 1 of this Agreement and sign where indicated with an “X”.

2.All subscribers must complete and sign Exhibit “A” – United States Purchaser Questionnaire as attached to the Subscription Agreement.

3.All subscribers must make payment to the Company pursuant to the instructions provided on the Dalmore Direct platform (the “Dalmore Direct Platform”) accessible through [•].

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

PURCHASERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE 1933 ACT (AS DEFINED HEREIN)) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN EXHIBIT “A” TO THE SUBSCRIPTION AGREEMENT. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS AGREEMENT AND THE OTHER INFORMATION PROVIDED BY THE SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE OF THE UNITED STATES. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE

THAT DATE.

SUBSCRIPTION AGREEMENT

(Common Shares)

TO:Incubara Capital Corp.

(the “Company”)

The undersigned (the “Subscriber”) hereby irrevocably agrees to subscribe for and purchase from the Company that number of common shares in the capital of the Company (“Shares”) set out below at a subscription price of US$0.40 per Share (the “Offering”). The Subscriber must invest a minimum of US$800.00; however, the Company reserves the right to waive this minimum in its sole discretion. The Subscriber hereby irrevocably agrees to subscribe for the Shares upon and subject to the terms and conditions set forth in the attached “TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES” and acknowledges that the Company is relying upon the representations, warranties and covenants of the Subscriber set forth therein and in the Exhibit thereto.

Subscriber Information

______________________________________________________

(Name of Subscriber)

______________________________________________________

(Account Reference, if applicable)

______________________________________________________

(Signature of Subscriber – if the Subscriber is an Individual)

______________________________________________________

(Signature of Authorized Signatory – if the Subscriber is not an Individual)

______________________________________________________

(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

______________________________________________________

(SSN, or other Tax Identification Number of Subscriber)

______________________________________________________

______________________________________________________

(Subscriber’s Address, including city, state and zip code)

______________________________________________________

Telephone Number

______________________________________________________

Email Address

Shares to be Purchased

Number of Shares: ______________________________________________________

Total Subscription Amount: US$

(the “Subscription Amount”)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

______________________________________________________

(Name of Disclosed Principal)

______________________________________________________

(Address of Disclosed Principal)

______________________________________________________

(Account Reference, if applicable)

______________________________________________________

(SSN, or other Tax Identification Number of Disclosed Principal)

Registration Instructions for the Shares

(if different from Subscriber’s information above):

______________________________________________________

(Name)

______________________________________________________

(Account Reference, if applicable)

______________________________________________________

______________________________________________________

(Address, including city, state and zip code)

Delivery Instructions for the Shares

(if different from Subscriber’s information above):

______________________________________________________

(Name)

______________________________________________________

(Account Reference, if applicable)

______________________________________________________

______________________________________________________

(Address, including city, state and zip code)

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement (including the Terms and Conditions and Exhibit attached hereto).

DATED this ____ day of __________________, 20___.	INCUBARA CAPITAL CORP.
Per:
Name:
Title:

THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THE FACE PAGE, EXECUTE THE FACE PAGE, COMPLETE AND EXECUTE THE EXHIBITS  A FULLY EXECUTED COPY OF THIS AGREEMENT AND THE EXHIBIT MUST BE DELIVERED TO THE COMPANY TOGETHER WITH THE SUBSCRIPTION AMOUNT SET OUT ABOVE AND APPLICABLE PAYMENT PROCESSING FEE IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON THE DALMORE DIRECT PLATFORM (ACCESSIBLE THROUGH [•]).

Incubara Capital Corp.

(the “Company”)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

1.DEFINITIONS

1.1The following terms will have the following meanings for all purposes of this Agreement.

(a)“1933 Act” means the United States Securities Act of 1933, as amended;

(b)“affiliate” has the meaning ascribed to it in the Business Corporations Act (British Columbia);

(c)“Agreement” means this subscription agreement, and all exhibits, amendments and instructions to the Agreement;

(d)“distribution” has the meaning ascribed to it in the Securities Act (British Columbia);

(e)“Regulation D” means Regulation D, as amended, promulgated under the 1933 Act;

(f)“Regulation S” means Regulation S, as amended, promulgated under the 1933 Act; and

(g)“SEC” means the Securities and Exchange Commission;

2.DEFINITIONS

2.1Exhibit.  The following Exhibit is attached to and forms part of this Agreement:

Exhibit		Description
“A”	-	United States Purchaser Questionnaire

3.FUNDS

3.1All dollar amounts referred to in this Agreement are in United States Dollars, unless expressly stated otherwise.

4.SUBSCRIPTION

4.1On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on page 1 hereof at a price per Share of US$0.40 (such subscription and agreement to purchase being the “Subscription”) for aggregate proceeds of the Subscription Amount shown on page 1 of this Agreement, which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. The Subscriber must invest a minimum of US$800.00; however, the Company reserves the right to waive this minimum in its sole discretion.

4.2The Company hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Company.

4.3The Subscriber acknowledges and agrees that:

(a)There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” The aggregate number of Shares sold under the Offering shall not exceed 187,500,000 (the “Maximum Offering”). The Company may accept subscriptions until the Termination Date (as defined herein). The Company may elect at any time to close all or any portion of this Offering, including the Subscription, on various dates at or prior to the Termination Date (each a “Closing Date”), subject to release from escrow as described in Section 5.1 hereof;

(b)The “Termination Date” means the date on which the Offering will terminate, being the earlier of (i) twelve (12) months after the commencement date of this Offering, unless earlier terminated or extended by the Company, (ii) the date on which the Maximum Offering is sold, and (iii) when the Board of Directors of the Company (the “Board”) elects to terminate the Offering; and

(c)There is no arrangement for the return of funds to investors, including the Subscriber, if all of the Shares offered are not sold in the Offering.

5.PAYMENT

5.1The Subscription Amount must accompany this Subscription and shall be paid pursuant to the instructions provided on the Dalmore Direct Platform accessible through [•]. The Subscription Amount will be placed in an account held by the escrow agent, North Capital Private Securities Corporation (“North Capital”), in trust for the Subscriber’s benefit, pending release to the Company upon request by the Company and Dalmore Technology, LLC, an affiliate of the Broker-Dealer (as defined herein). North Capital will serve as escrow agent in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Investor funds will be held in a segregated bank account at an FDIC insured bank pending req. In accordance with the instructions on the Dalmore Direct Platform, all investors will pay or transfer funds by wire, ACH transfer or credit card directly to the escrow account established for this Offering or deliver a check which will be deposited into such escrow account after receipt. The Subscriber acknowledges and agrees that acceptance of the Subscription Amount into escrow does not necessarily result in their receiving Shares and that escrowed funds may be returned without interest.

5.2The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, in whole or in part, which the Company expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 1 of this Agreement.

6.DOCUMENTS REQUIRED FROM SUBSCRIBER

6.1The Subscriber must complete, sign and return to the Company the following documents:

(a)an executed copy of this Agreement; and

(b)an executed United States Purchaser Questionnaire attached hereto as Exhibit “A.”

6.2The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

6.3Both parties to this Agreement acknowledge and agree that O’Neill Law LLP has acted as counsel only to the Company and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Company and O’Neill Law LLP have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement, the Offering Statement (as defined herein) and the Offering Circular (as defined herein) and, further, the Subscriber hereby represents and warrants to the Company and O’Neill Law LLP that the Subscriber has sought independent legal advice or waives such advice.

7.ACKNOWLEDGEMENTS AND AGREEMENTS OF SUBSCRIBER

7.1The Subscriber acknowledges and agrees that:

(a)the decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(b)the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Exhibit, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(c)all of the information which the Subscriber has provided to the Company is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the applicable Closing Date, the Subscriber will immediately provide the Company with such information;

(d)the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Exhibit, and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Exhibit;

(e)the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)applicable resale restrictions;

(f)the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and that the Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax law of the Subscriber’s acquisition or disposition of the Shares;

(g)the Company is not a reporting issuer as that term is defined in applicable securities legislation nor will it become a reporting issuer in any jurisdiction in Canada following completion of the Offering and, as a result:

(i)the Company will not be subject to the continuous disclosure requirements under the securities legislation of Canada, including the requirements relating to the production and filing of audited financial statements and other financial information, and

(ii)any applicable hold periods under Canadian securities legislation may never expire, and the Shares may be subject to restrictions on resale for an indefinite period of time;

(h)the Company will make a notation on its records or give instructions to the registrar and transfer agent of the Company, if applicable, in order to implement the restrictions on transfer set forth and described in Section 8 hereof;

(i)the Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the 1933 Act) or the United States Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares;

(j)unless the Company becomes a public company, the Shares cannot be transferred within Canada without the previous consent of the Board, expressed by resolution of the Board, at the sole discretion of the Board;

(k)no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of any of the Shares;

(l)there is no government or other insurance covering any of the Shares;

(m)there are restrictions under Canadian securities laws on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares;

(n)this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject the Subscription, or any portion thereof, for any reason whatsoever;

(o)the Company is not an investment fund within the meaning of the Securities Act (British Columbia). No commission or finder’s fee has been or shall be paid to any director, officer, founder or control person of the Company or of an affiliate of the Company in connection with the issuance of the Shares hereunder;

(p)The Subscriber acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value;

(q)The Company has engaged Dalmore Group, LLC, as the broker-dealer (the “Broker-Dealer”) to offer the shares to prospective investors in the United States on a best efforts basis. The Company has agreed to pay the Broker-Dealer selling commissions of one percent (1.0%) of the gross proceeds of the Offering plus a US$20,000 up front non-refundable consulting fee and such other fees as disclosed in the Offering Statement (as defined herein) and Offering Circular (as defined herein); and

(r)In the event of rejection of the Subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect, except for Section 9 hereof, which shall remain in force and effect.

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1The Company represents and warrants to the Subscriber that the following are true as of the applicable Closing Date (and acknowledges that the Subscriber is relying upon those representations and warranties in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein):

(a)The Company is a corporation duly incorporated, validly existing and in good standing under the Business Corporations Act (British Columbia) and has all the necessary corporate power, authority and capacity required: (i) to carry on its business as presently conducted and as presently proposed to be conducted; and (ii) to enter into this Agreement, and to perform its obligations hereunder. The Company is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, affairs, operations, assets (including intellectual property and other intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), property or capital of the Company, whether or not arising in the ordinary course of business and whether or not attributable to any change in conditions relating to economic, financial, currency, exchange, market or otherwise;

(b)The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as limited by (i) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights; and (ii) the effect of rules of law governing the availability of equitable remedies, and will not violate or conflict with the terms of any restriction, agreement or undertaking of the Company;

(c)The execution, delivery and performance of this Agreement by the Company and the completion of the transactions contemplated in this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of: (i) any of the terms, conditions or provisions of the articles of the Company or any resolution of the shareholders or directors of the Company; (ii) any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party; (iii) any judgement, order, writ or decree of any court or governmental entity; or (iv) any applicable law. The execution, delivery and performance of the Agreement by the Company and the completion of the transactions contemplated in this Agreement will not result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company; and

(d)no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

5.REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

5.1The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the applicable Closing Date) that:

(a)the Subscriber is a resident of, or if not an individual, has a head office or is otherwise subject to the laws of, the jurisdiction of its address set out on page 1 hereof, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Shares and was not created or used solely for the purpose of acquiring the Shares

(b)no “bad actor” Disqualification Event is applicable to the Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable;

(c)the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(d)the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(e)the Subscriber understands that:

(i)There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” The aggregate number of Shares sold under the Offering shall not exceed 187,500,000. The Company may accept subscriptions until the Termination Date. The Company may elect at any time to close all or any portion of this Offering, portion of this Offering, including the Subscription, on a Closing Date.

(iii)There is no arrangement for the return of funds to investors, including the Subscriber, if all of the Shares offered are not sold in the Offering;

(iv)the rights and preferences of the Shares are as set forth in the Company’s Articles of Incorporation and Notices of Articles, copies of which have been filed as Exhibits 2.2 and 2.4 to the Offering Statement of the Company dated [•] filed with the SEC (the “Offering Statement”);

(v)the Shares are being offered pursuant to an offering circular dated [•] (the “Offering Circular”) filed with the SEC as part of the Offering Statement. By executing this Agreement, the Subscriber acknowledges that Subscriber has received and carefully read this Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision; and

(iii)The Subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date, by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Shares the Subscriber has subscribed for. The Company will notify Subscriber whether the Subscription is accepted (whether in whole or in part) or rejected. If the Subscription is rejected, the Subscriber’s payment (or portion thereof if partially rejected) will be returned to the Subscriber without interest and all of the Subscriber’s obligations hereunder shall terminate;

(f)the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(g)the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(h)the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Shares and the Company;

(i)the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;

(j)no person has made to the Subscriber any written or oral representations:

(i)that any person will resell or repurchase any of the Shares,

(ii)that any person will refund the purchase price of any of the Shares, or

(iii)as to the future price or value of any of the Shares; and

(k)the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Company, along with a fully completed and executed copy of this Agreement:

(i)fully completed and executed United States Purchaser Questionnaire attached hereto as Exhibit “A”; and

(iii)such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

6.REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON

6.1The Company and the Subscriber each acknowledge that the acknowledgements, representations and warranties made by it contained herein are made with the intention that they may be relied upon by the parties and their legal counsel in determining (i) the Subscriber’s willingness to purchase the Shares and (ii) the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements, representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

7.RESALE RESTRICTIONS

7.1The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in Canadian securities legislation applicable to the Company, the Subscriber and any proposed transferee.

8.RESALE RESTRICTIONS LEGENDING AND REGISTRATION OF SUBJECT SHARES

8.1The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form in addition to any legends required pursuant to applicable securities laws and regulations:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF: (I) THE DATE OF ISSUE, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

8.2The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company, if applicable, in order to implement the restrictions on transfer set forth and described in this Agreement.

9.IRREVOCABILITY AND SURVIVAL OF SUBSCRIPTION

9.1The Subscriber acknowledges and agrees that he, she or it is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement, including, but not limited to, the Subscriber’s representations, warranties and covenants, and any other agreements of the Subscriber hereunder will survive the Subscriber’s death or disability and the Termination Date.

10.INDEMNIFICATION

10.1The Subscriber agrees to indemnify and hold the Company, its affiliates and each of its directors and officers harmless from any and all claims, demands, actions, causes of action or other liability, damages, or losses arising out of or incurred as a result of any untrue statements contained in the representations and warranties set out in this Agreement, or by reason of the Subscriber’s failure to fulfill any conditions of this Agreement, including the payment of reasonable legal fees and costs.

11.COLLECTION OF PERSONAL INFORMATION

11.1The Subscriber (on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Subscriber is contracting hereunder), acknowledges and consents to:

(a)the fact that the Company is collecting the Subscriber’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom the Subscriber is contracting hereunder, for the purpose of completing this Agreement;

(b)the Company is retaining such personal information for as long as permitted or required by law or business practices; and

(c)the fact that the Company may be required by the applicable securities laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada or such other organization to provide regulatory authorities with any personal information provided under this Agreement.

11.2The Subscriber represents and warrants, as applicable, that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder.

11.3The Subscriber agrees, acknowledges and consents that the Company, as the case may be, may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber is contracting hereunder, as follows:

(a)for internal use with respect to managing the relationships between and contractual obligations of the Company and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(c)for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(d)for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(e)for disclosure to professional advisers of the Company in connection with the performance of their professional services;

(f)for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(g)for disclosure to a court determining the rights of the parties under this Agreement; or

(h)for use and disclosure as otherwise required or permitted by law.

11.4The Subscriber authorizes the indirect collection of personal information (as defined in the applicable securities laws of the Province of British Columbia) by the British Columbia Securities Commission and confirms that the Subscriber has been notified by the Company:

(a)that the Company will be delivering such personal information to the British Columbia Securities Commission;

(b)that such personal information is being collected indirectly by the British Columbia Securities Commission under the authority granted to it in the securities laws of the Province of British Columbia;

(c)that such personal information is being collected for the purpose of the administration and enforcement of the securities laws of the Province of British Columbia; and

(d)that the title, business address and business telephone number of the public official in the Province of British Columbia who can answer questions about the British Columbia Securities Commission’s indirect collection of personal information is as follows:

British Columbia Securities Commission

701 West Georgia Street

P.O. Box 10142, Pacific Centre

Vancouver, B.C. V7Y 1L2

Telephone:  604-899-6854 or 1-800-373-6393 (toll free across Canada)

12.MISCELLANEOUS

12.1Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office at C/O Incubara Capital Corp., 6th Floor, 905 West Pender Street, Vancouver, BC  V6C 1L6, Canada, Attention: Corporate Secretary, and to the Subscriber at his/her/its address or email address indicated on the face page of this Agreement. Notices shall be deemed to have been given on the date of mailing or transmission by email, as applicable, except notices of change of address, which shall be deemed to have been given when received.

12.2The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

12.3The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12.4Time shall be of the essence hereof.

12.5This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

12.6The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber and the Company and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Agreement shall not be assignable by any party without prior written consent of the other parties.

12.7Neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.8The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

12.9The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.10This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn and submit to the jurisdiction of the court of British Columbia with respect to any dispute related to this Agreement.

12.11This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic mail or facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

[EXHIBIT FOLLOWS]

EXHIBIT “A”

UNITED STATES PURCHASER QUESTIONNAIRE

TO:Incubara Capital Corp. (the “Company”)

You, the undersigned, hereby represent, warrant, covenant and certify to the Company you are a U.S. Purchaser (as defined below) and (check one of the below):

☐an “accredited investor” within the meaning of Rule 501(a) of Regulation D (a “U.S. Accredited Investor”) meeting one of the requirements in Part A below (please complete Part A); or

☐not a U.S. Accredited Investor and the Subscription Amount is no more than 10% of the greater of your annual income or net worth.

You, the undersigned, represent that to the extent you have any questions with respect to your status as a U.S. Accredited Investor, or the application of the investment limits, you have sought professional advice.

A “U.S. Purchaser” means a subscriber for Shares that (a) was in United States, (b) any person that receives or received an offer of the Shares while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Agreement was executed or delivered; provided, however, that “U.S. Purchaser shall not include any persons excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit “A” is attached and forms a part.

Part A

In connection with the purchase of Shares by the undersigned subscriber, or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for, (the “Investor”), the Investor hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Investor must initial on the appropriate line(s) writing “INV”):

______(501(a)(1)): a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the U.S. Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act of 1933; an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974, if the investment decisions are made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either  a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that area accredited investors;

______(501(a)(2)): a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

______(501(a)(3)): an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

______(501(a)(4)): a director, executive officer1, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

______(501(a)(5)): a natural person whose individual net worth2, or joint net worth with that person’s spouse or spousal equivalent3, at the time of his purchase exceeds US$1,000,000;

______(501(a)(6)): a natural person who had an individual income4 in excess of US$200,000 in each of the two most recent years or joint income with the person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______(501(a)(7)): a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the U.S. Securities Act of 1933;

______(501(a)(8)): an entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either Section of this certificate;

______(501(a)(9)): an entity of a type not listed in paragraphs 501(a)(1),(2),(3), (7) or (8), not formed for the specific purpose of acquiring the securities, owning investments5 in excess of US$5,000,000;

______(501(a)(10)): a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

______(501(a)(11)): a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, of the Company;

______(501(a)(12)): family office, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5,000,000; (ii) is not formed for the specific purpose of acquiring securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or

______(501(a)(13)): family client, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, of a family office meeting the requirements of (501(a)(12)) above and whose prospective investment in the Company is directed by that family office pursuant to clause (501(a)(12)(iii)) above.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate as of the applicable Closing Date and the issuance of the Shares to the Investor.  If any such representation or warranty shall not be true and accurate at the applicable Closing Date, the undersigned shall give immediate written notice of such fact to the Company.

Dated:  ____________________, 20___.

Signature of Subscriber (or authorized signatory if not an individual):
Name of Subscriber:
Name and Title of Authorized Signatory (if not an individual)

___________________________________

1 “Executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

2 “Net worth” means the excess of total assets at fair market value, including person and real property, but excluding the fair market value of the primary residence of such natural person, over total liabilities (excluding indebtedness secured by such natural person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities (except to the extent the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence)).

3 “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

4 “Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

5.”Investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.